Exhibit h (iv)

STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of October 29, 2021 by and between BofA Securities, Inc. (collectively with its affiliates, “BofA Securities”), New York Life Investment Management LLC (the “Investment Manager”) and CBRE Investment Management Listed Real Assets LLC (the "Subadvisor" and together with the Investment Manager, the "Companies").

WHEREAS, MainStay CBRE Global Infrastructure Megatrends Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, and its common shares of beneficial interest (the “Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Companies have entered into an underwriting agreement (the “Underwriting Agreement”), dated October 26, 2021 with BofA Securities and the other underwriters named therein;

WHEREAS, the Investment Manager serves as the manager of the Fund and has delegated its day-to-day portfolio management responsibilities to the Subadvisor;

WHEREAS, BofA Securities is acting as a lead underwriter in an offering of the Common Shares (the “Offering”); and

WHEREAS, the Companies desire to provide a structuring fee to BofA Securities for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	In consideration of BofA Securities providing advice relating to the structure and design and the organization of the Fund, as well as services related to the Offering, the Companies shall, jointly and severally, be responsible for paying BofA Securities a fee equal to $[•] (the “Fee”). The Companies shall pay the Fee to BofA Securities [on or before the Closing Date] (as defined in the Underwriting Agreement), or as otherwise agreed to by the parties hereto, by wire transfer to the order of BofA Securities using the following wire instructions:

Bank ABA:

Bank Name:

Account Number:

Account Name:

Ref: for final credit:

Attn:

In the event the offering does not proceed, BofA Securities will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to BofA Securities pursuant to the terms of the Underwriting Agreement.

2.	Notwithstanding Paragraph 1, and excluding any compensation or agreement to compensate (whether such compensation be denominated as a fee, an expense reimbursement, a set-off, a credit or otherwise) Morgan Stanley & Co. LLC (“Morgan Stanley”), as lead manager in the Offering, for syndication assistance (the “Syndication Fee”), in the event that the Companies (or the Fund or any person or entity affiliated with the Companies or the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agree to compensate any other broker or dealer participating in the Offering (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated as a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to BofA Securities hereunder, expressed as both a dollar amount and a percentage of the aggregate price to the public of the Common Shares sold by BofA Securities in the Offering (including any Common Shares over-allotted by BofA Securities in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as both a dollar amount and a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised).

Additionally, notwithstanding the above, if the Syndication Fee paid to or agreed to be paid to Morgan Stanley, as lead manager of the Offering, as determined on the basis of the aggregate price to the public of Common Shares sold in the Offering by any Other Broker other than BofA Securities and Wells Fargo Securities, LLC (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised), is calculated at a rate greater than [ ]% of such Common Shares, the amount of the Fee payable to BofA Securities hereunder shall be increased by the additional amount of the Syndication Fee paid or payable to Morgan Stanley that results from such rate being greater than [ ]%.

3.	Nothing herein shall be construed as prohibiting BofA Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.	The Companies acknowledge that BofA Securities did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of BofA Securities, and BofA Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

5.	This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for. Notwithstanding the foregoing, Sections 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

6.	The Companies have furnished BofA Securities with such information as BofA Securities believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). The Companies recognize and confirm that BofA Securities (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Companies’ knowledge, the Information furnished by the Companies, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Companies will promptly notify BofA Securities if they learn of any material inaccuracy or misstatement in, or material omission from, any Information delivered to BofA Securities.

7.	It is understood that BofA Securities is being engaged hereunder solely to provide the services described above to the Companies and that BofA Securities is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder.

8.	The Companies agree that BofA Securities shall have no liability to the Companies for any act or omission to act by BofA Securities in the course of its performance under this Agreement, in the absence of gross negligence, bad faith or willful misconduct on the part of BofA Securities. The Companies agree to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

10.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Companies and BofA Securities consent to the jurisdiction of such courts and personal service with respect thereto. Each of BofA Securities and the Companies waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of BofA Securities and the Companies agree that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which BofA Securities or the Companies, respectively, is or may be subject, by suit upon such judgment.

11.	This Agreement may not be assigned by either party without the prior written consent of the other party.

12.	This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of BofA Securities and the Companies.

13.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Companies:

New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention: [•]

CBRE Investment Management Listed Real Assets LLC

201 King of Prussia Road

Radnor, PA 19087

Attention: [•]

or if to BofA Securities:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department, with a copy to ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile or electronic transmission, whichever is earlier.

14.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to BofA Securities SFA]

INDEMNIFICATION AGREEMENT

October 29, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of BofA Securities, Inc. or any of its affiliates (collectively, “BofA Securities”) to advise and assist the undersigned (the “Companies”) with respect to the matters set forth in the Structuring Fee Agreement dated October 29, 2021 between the Companies and BofA Securities (the “Agreement”), in the event that BofA Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with the services performed pursuant to and in accordance with the Agreement or arising out of the matters contemplated by the Agreement, the Companies agree to, jointly and severally, indemnify, defend and hold BofA Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of BofA Securities. In addition, in the event that BofA Securities becomes involved in any capacity in any Proceeding in connection with the services performed pursuant to and in accordance with or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Companies will reimburse BofA Securities for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by BofA Securities in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted solely from the bad faith, gross negligence or willful misconduct of BofA Securities. The indemnification provided hereunder shall not extend to the matters indemnified under the Underwriting Agreement, dated October 26, 2021, by and among MainStay CBRE Global Infrastructure Megatrends Fund, the Companies, and each of the underwriters named therein. As promptly as is reasonably practicable after receipt by BofA Securities of notice of the commencement of any Proceeding, BofA Securities will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure to so notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to BofA Securities shall be selected by BofA Securities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of BofA Securities) also be counsel to BofA Securities. No indemnifying party shall, without the prior written consent of BofA Securities (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not BofA Securities is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of BofA Securities from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of BofA Securities.

If such indemnification were not to be available for any reason, the Companies agree to, jointly and severally, contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and its members and affiliates and other constituencies, on the one hand, and BofA Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and its members and affiliates, on the one hand, and BofA Securities, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and its members and affiliates, on the one hand, and BofA Securities, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which BofA Securities has been retained to perform services bears to the fees paid to BofA Securities under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that BofA Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by BofA Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or its employees or other agents), on the one hand, or by BofA Securities, on the other hand. Notwithstanding the provisions of this paragraph, BofA Securities shall not be entitled to contribution from the Companies if it is determined that BofA Securities was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation.

The Companies shall not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not BofA Securities is an actual or potential party to such Proceeding, without BofA Securities’ prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, BofA Securities shall include BofA Securities, Inc., any of its affiliates, each other person, if any, controlling BofA Securities, Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Companies agree that neither BofA Securities nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either BofA Securities' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence, bad faith or willful misconduct of BofA Securities in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND EACH OF THE COMPANIES AND BOFA SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BOFA SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF BOFA SECURITIES AND THE COMPANIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF BOFA SECURITIES AND THE COMPANIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON BOFA SECURITIES OR THE COMPANIES, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

Accepted and agreed to as of

the date first above written:

BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to BofA Securities Indemnification Agreement]